Exhibit 99

NEWS

ANADARKO ANNOUNCES 2018 FIRST-QUARTER RESULTS
HOUSTON, May 1, 2018 – Anadarko Petroleum Corporation (NYSE: APC) today announced 2018 first‑quarter results, reporting net income attributable to common stockholders of $121 million, or $0.22 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by $158 million, or $0.30 per share (diluted), on an after-tax basis.(1) Net cash provided by operating activities in the first quarter of 2018 was $1.43 billion.

FIRST-QUARTER 2018 HIGHLIGHTS

•	Achieved record divestiture-adjusted oil production of 367,000 barrels per day

•	Increased the company’s oil production mix to 57 percent, while generating its highest per-barrel margins since 2014, when oil prices averaged more than $93 per barrel for WTI

•	Entered into accelerated share-repurchase agreements (ASRs) to complete the expanded $3.0 billion share-buyback program by the end of the second quarter, nine months from initial board authorization

•
Secured substantial long-term oil transportation capacity from the Delaware Basin to both Gulf Coast and U.S. export markets, while also locking in firm sales out of the basin for about 80 percent of its operated natural gas production

•	Received Mozambique government approval for the Golfinho/Atum Plan of Development for the company’s LNG project with Area 1 participants

“The results we achieved over the second half of 2017 created strong momentum in the first quarter of 2018,” said Al Walker, Anadarko Chairman, President and CEO. “Exceptional performance from our asset-management teams in the Delaware and DJ basins and the Deepwater Gulf of Mexico drove record quarterly oil production, matching the company’s highest oil output to date. Additionally, we expect to complete our $3.0 billion share-repurchase program by mid-year and will consider expanding this program further should free cash flow from the current operating environment continue to increase.
“Looking ahead, our infrastructure buildout in West Texas is on track, with expectations of placing into service our first regional oil treating facility (ROTF) in Reeves County in the second quarter,” added Walker. “This is expected to be followed by an additional ROTF in north Loving County and the first cryogenic train at the Mentone gas processing plant in the third quarter. As we have commented previously, these are key drivers for significant oil growth later this year and next. As the operator for approximately 70 percent of our Delaware Basin leasehold, we have significant size, scale, control and flexibility to be an anchor tenant on several pipeline projects to ensure hydrocarbon-takeaway from the basin and improve wellhead margins. Although we are increasing our expected capital investments by about $100 million for the full year, this is primarily a result of higher-than-expected non-operated plans in the Delaware Basin from our leasehold partners and does not represent an increase in operated activity. This durable strategy of providing capital-efficient growth, while generating free cash flow to drive the return of capital through share repurchases, increased dividends and debt retirement will continue to be one of our principal objectives in the years to come.”

OPERATING HIGHLIGHTS
Anadarko’s first-quarter sales volumes of oil, natural gas and natural gas liquids (NGLs) totaled 58 million barrels of oil equivalent (BOE), or an average of 643,000 BOE per day, which was at the high end of the company’s first-quarter guidance.
In the Delaware Basin, the company’s oil sales volumes averaged 52,000 barrels per day for the quarter, representing a 70-percent increase over the first quarter of 2017. Importantly, Anadarko secured substantial long-term oil transportation capacity with commitments covering more than half of the company’s expected 2018 operated production and nearly all of its projected operated production by late 2019. The company will be an anchor shipper on Enterprise’s Midland pipeline to Houston and Plains’ Cactus II pipeline to Corpus Christi, and Anadarko is also covered by firm transport or firm sales with reliable counterparties controlling basin export capacity for approximately 80 percent of its operated natural gas production. In addition, construction on the Reeves ROTF is complete and commissioning activities are underway. Anadarko currently operates seven drilling rigs and five completion crews in the Delaware Basin.
In the DJ Basin of northeast Colorado, Anadarko continued to achieve record sales volumes, averaging more than 260,000 BOE per day, an 8-percent increase over the first quarter of 2017. The company currently operates four drilling rigs in the basin along with three completion crews that feature equipment with noise-reduction technology.
In the Deepwater Gulf of Mexico, Anadarko achieved record oil sales volumes of 128,000 barrels per day. Volume growth was driven by a new tieback at the Marlin facility and increased production at Horn Mountain, which is producing at its highest rate since 2006.
Sales volumes from Anadarko’s international operations in Algeria and Ghana averaged 88,000 barrels of liquids per day during the first quarter of 2018. In March, the Mozambique Government approved the Anadarko-operated Area 1 Golfinho/Atum Plan of Development defining the integrated onshore LNG project from the reservoir to the market. The Mozambique LNG project also made good progress on marketing with the announcement of a long-term LNG Sale and Purchase Agreement (SPA) for 1.2 million tonnes per annum for a period of 15 years with one of the world’s largest electric utilities, Électricité de France, S.A. (EDF). The near-term marketing objective has been met with non-binding key terms agreed with multiple buyers for more than 8.5 million tonnes per annum. Focus is now on converting these agreements to binding long-term SPAs.

OPERATIONS REPORT
For additional details on Anadarko’s first-quarter 2018 operations and exploration program, please refer to the comprehensive Operations Report available at www.anadarko.com.

FINANCIAL HIGHLIGHTS
During the first quarter, Anadarko’s capital investments, excluding Western Gas Partners, LP (WES), were $1.37 billion. The company also entered into two ASRs to complete its $3.0 billion share-repurchase program, which were funded by approximately $1.9 billion of cash on hand, with the final pricing and number of shares repurchased for the current outstanding ASR to be determined upon its completion in the second quarter. In the first quarter, Anadarko also announced a 400-percent increase to its quarterly dividend, increasing from 5 cents per share to 25 cents per share.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host an investor conference call on Wednesday, May 2, 2018, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss its first-quarter 2018 financial and operating results. The dial-in number is 877.883.0383 in the U.S. or 412.902.6506 internationally. The confirmation number is 2709670. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Ten pages of summary financial data follow, including updated financial and production guidance, current hedge positions, and a reconciliation of “divestiture-adjusted” or “same-store” sales.

(1) See the accompanying table for details of certain items affecting comparability.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2017, the company had 1.44 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance; to successfully execute upon its capital program; to efficiently identify and deploy capital resources; to meet financial and operating guidance; to timely complete and commercially operate the projects, infrastructure and drilling prospects identified in this news release; to finalize the necessary steps to secure operatorship; to successfully complete the share repurchase program and to enter into additional programs; to increase the dividend; to reduce debt; and to successfully plan, secure additional government approvals, enter into long-term sales contracts, finance, build, and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2017 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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Anadarko Contacts

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Kate Sloan, kate.sloan@anadarko.com, 832.636.2562
Andy Taylor, andy.taylor@anadarko.com, 832.636.3089

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended March 31, 2018
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$121	$0.22
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$27	21	0.04
Gains (losses) on divestitures, net	(24)	(17)	(0.03)
Impairments
Producing properties	(19)	(15)	(0.03)
Exploration assets	(53)	(41)	(0.08)
Contingency accruals	(132)	(101)	(0.19)
Change in uncertain tax positions		(5)	(0.01)
Certain items affecting comparability	$(201)	(158)	(0.30)
Adjusted net income (loss) (Non-GAAP)		$279	$0.52

*	Includes $127 million related to interest-rate derivatives, $(94) million related to commodity derivatives, and $(6) million related to gathering, processing, and marketing sales.

	Quarter Ended March 31, 2017
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$(318)	$(0.58)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$155	99	0.18
Gains (losses) on divestitures, net	804	509	0.92
Impairments
Producing and general properties	(373)	(237)	(0.43)
Exploration assets	(532)	(338)	(0.61)
Change in uncertain tax positions		(21)	(0.04)
Certain items affecting comparability	$54	12	0.02
Adjusted net income (loss) (Non-GAAP)		$(330)	$(0.60)

*	Includes $12 million related to interest-rate derivatives, $141 million related to commodity derivatives, and $2 million related to gathering, processing, and marketing sales.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management believes that the presentation of Adjusted EBITDAX (Margin) provides information useful in assessing the Company’s operating and financial performance across periods.

	Quarter Ended March 31,
millions	2018	2017
Net income (loss) attributable to common stockholders (GAAP)	$121	$(318)
Interest expense	228	223
Income tax expense (benefit)	126	97
DD&A	990	1,115
Exploration expense	168	1,084
(Gains) losses on divestitures, net	24	(804)
Impairments	19	373
Total (gains) losses on derivatives, net, less net cash from settlement of commodity derivatives	(27)	(155)
Restructuring charges	—	(1)
Consolidated Adjusted EBITDAX (Margin) (Non-GAAP)	$1,649	$1,614
Total barrels of oil equivalent (BOE)	58	72
Consolidated Adjusted EBITDAX (Margin) per BOE	$28.43	$22.42

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	March 31, 2018
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt (GAAP)	$16,404	$4,204	$12,200
Less cash and cash equivalents	3,361	524	2,837
Net debt (Non-GAAP)	$13,043	$3,680	$9,363

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$13,043	$9,363
Total equity		11,756	8,741
Adjusted capitalization		$24,799	$18,104

Net debt to adjusted capitalization ratio	53%	52%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko, and Western Gas Partners, LP (WES) is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Quarter Ended
	March 31,
millions	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$174	$(275)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	990	1,115
Deferred income taxes	42	(660)
Dry hole expense and impairments of unproved properties	106	1,012
Impairments	19	373
(Gains) losses on divestitures, net	24	(804)
Total (gains) losses on derivatives, net	36	(147)
Operating portion of net cash received (paid) in settlement of derivative instruments	(63)	(8)
Other	74	83
Changes in assets and liabilities	28	434
Net Cash Provided by (Used in) Operating Activities	$1,430	$1,123
Net Cash Provided by (Used in) Investing Activities	$(1,113)	$1,723
Net Cash Provided by (Used in) Financing Activities	$(1,507)	$(198)

Capital Expenditures
Exploration and Production and other	$1,115	$945
WES Midstream	327	286
Other Midstream*	262	24
Total	$1,704	$1,255

*	Excludes WES.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions except per-share amounts	2018	2017
Consolidated Statements of Income
Revenues and Other
Oil sales	$2,127	$1,663
Natural-gas sales	247	502
Natural-gas liquids sales	292	289
Gathering, processing, and marketing sales	360	444
Gains (losses) on divestitures and other, net	19	869
Total	3,045	3,767
Costs and Expenses
Oil and gas operating	276	256
Oil and gas transportation	196	249
Exploration	168	1,084
Gathering, processing, and marketing	237	350
General and administrative	278	263
Depreciation, depletion, and amortization	990	1,115
Production, property, and other taxes	190	155
Impairments	19	373
Other operating expense	140	22
Total	2,494	3,867
Operating Income (Loss)	551	(100)
Other (Income) Expense
Interest expense	228	223
(Gains) losses on derivatives, net	35	(147)
Other (income) expense, net	(12)	2
Total	251	78
Income (Loss) Before Income Taxes	300	(178)
Income tax expense (benefit)	126	97
Net Income (Loss)	174	(275)
Net income (loss) attributable to noncontrolling interests	53	43
Net Income (Loss) Attributable to Common Stockholders	$121	$(318)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$0.23	$(0.58)
Net income (loss) attributable to common stockholders—diluted	$0.22	$(0.58)
Average Number of Common Shares Outstanding—Basic	518	551
Average Number of Common Shares Outstanding—Diluted	519	551

Exploration Expense
Dry hole expense	$53	$476
Impairments of unproved properties	53	537
Geological and geophysical, exploration overhead, and other expense	62	71
Total	$168	$1,084

Anadarko Petroleum Corporation
(Unaudited)

	March 31,	December 31,
millions	2018	2017
Condensed Balance Sheets
Cash and cash equivalents	$3,361	$4,553
Accounts receivable, net of allowance	1,795	1,829
Other current assets	374	380
Net properties and equipment	27,758	27,451
Other assets	2,134	2,211
Goodwill and other intangible assets	5,654	5,662
Total Assets	$41,076	$42,086
Short-term debt - Anadarko*	733	142
Short-term debt - WGP/WES	28	—
Other current liabilities	3,973	3,764
Long-term debt - Anadarko*	11,467	12,054
Long-term debt - WGP/WES	4,176	3,493
Deferred income taxes	2,267	2,234
Asset retirement obligations	2,510	2,500
Other long-term liabilities	4,166	4,109
Common stock	57	57
Paid-in capital	11,701	12,000
Retained earnings	1,152	1,109
Treasury stock	(3,759)	(2,132)
Accumulated other comprehensive income (loss)	(410)	(338)
Total stockholders’ equity	8,741	10,696
Noncontrolling interests	3,015	3,094
Total Equity	11,756	13,790
Total Liabilities and Equity	$41,076	$42,086
Capitalization
Total debt	$16,404	$15,689
Total equity	11,756	13,790
Total	$28,160	$29,479

Capitalization Ratios
Total debt	58%	53%
Total equity	42%	47%

*	Excludes WES and WGP

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended March 31, 2018
United States	288	1,051	92	25	95	9	$62.58	$2.61	$33.24
Algeria	55	—	5	5	—	—	67.24	—	40.76
Other International	28	—	—	3	—	—	67.68	—	—
Total	371	1,051	97	33	95	9	$63.66	$2.61	$33.63

Quarter Ended March 31, 2017
United States	269	1,859	112	24	167	10	$49.23	$3.00	$26.57
Algeria	70	—	6	6	—	1	53.20	—	37.57
Other International	28	—	—	3	—	—	53.77	—	—
Total	367	1,859	118	33	167	11	$50.34	$3.00	$27.17

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended March 31, 2018	643		58
Quarter Ended March 31, 2017	795		72

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
Quarter Ended March 31, 2018
United States	$1,623	$247	$274	$(67)	$(1)	$—
Algeria	331	—	18	—	—	—
Other International	173	—	—	—	—	—
Total	$2,127	$247	$292	$(67)	$(1)	$—

Quarter Ended March 31, 2017
United States	$1,191	$502	$267	$1	$(4)	$(3)
Algeria	334	—	22	—	—	—
Other International	138	—	—	—	—	—
Total	$1,663	$502	$289	$1	$(4)	$(3)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 1, 2018

Note: Guidance excludes sales volumes for Alaska due to divestiture.

	2nd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	56	—	58	240	—	250
Total Sales Volumes (MBOE/d)	615	—	640	658	—	685

Oil (MBbl/d)	346	—	362	376	—	396

United States	270	—	280	288	—	305
Algeria	50	—	54	59	—	61
Ghana	26	—	28	29	—	30

Natural Gas (MMcf/d)

United States	1,025	—	1,075	1,085	—	1,125

Natural Gas Liquids (MBbl/d)

United States	93	—	98	94	—	97
Algeria	5	—	6	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(0.80)	—	3.20	(1.90)	—	2.00

United States	(2.00)	—	2.00	(3.00)	—	1.00
Algeria	3.00	—	7.00	2.00	—	7.00
Ghana	3.00	—	7.00	2.00	—	7.00

Natural Gas ($/Mcf)

United States	(0.90)	—	(0.60)	(0.70)	—	(0.40)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of May 1, 2018

Note: Guidance excludes items affecting comparability.

	2nd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	130	—	155	700	—	780
Minerals and Other	35	—	55	190	—	230

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	4.75	—	4.95	4.25	—	4.75
Oil & Gas Transportation and Other	3.55	—	3.75	3.50	—	3.75
Depreciation, Depletion, and Amortization	17.00	—	17.75	17.00	—	17.75
Production Taxes (% of Product Revenue)	6.5%	—	7.5%	6.5%	—	7.5%

	$ MM			$ MM

General and Administrative	265	—	285	1,025	—	1,075
Other Operating Expense	5	—	15	40	—	50
Exploration Expense
Non-Cash	—	—	20	75	—	100
Cash	50	—	60	200	—	220
Interest Expense (net)	230	—	240	925	—	975
Other (Income) Expense	(5)	—	5	(20)	—	20

Taxes
Algeria (100% Current)	60%	—	70%	60%	—	70%
Rest of Company (60% Current/40% Deferred for Q2 and 30% Current/70% Deferred for Total Year)	20%	—	30%	15%	—	25%

Noncontrolling Interest	55	—	75	300	—	350

Avg. Shares Outstanding (MM)
Basic	499	—	503	503	—	507
Diluted	499	—	503	503	—	507

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,300	—	1,500	4,200	—	4,600

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of May 1, 2018

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Two-Way Collars
2018
WTI	108		$50.00	$60.48

Fixed Price - Financial
2018
Brent	84	$61.45

Three-Way Collars
2019
WTI	57	$45.00	$55.00	$70.22
Brent	30	$50.00	$60.00	$78.22
	87

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2018	250	$2.00	$2.75	$3.54

Fixed Price - Financial
2018	280	$3.02

Interest-Rate Derivatives
As of May 1, 2018

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$550 Million	Sept. 2016 – 2046	Sept. 2020	6.418%	3M LIBOR
Swap	$250 Million	Sept. 2016 – 2046	Sept. 2022	6.809%	3M LIBOR
Swap	$200 Million	Sept. 2017 – 2047	Sept. 2018	6.049%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2023	6.761%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended March 31, 2018				Quarter Ended March 31, 2017
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	156	967	83	400	115	1,058	85	376
Gulf of Mexico	128	84	9	151	125	129	12	159
International	83	—	5	88	98	—	6	104
Same-Store Sales	367	1,051	97	639	338	1,187	103	639
Divestitures*	4	—	—	4	29	672	15	156
Total	371	1,051	97	643	367	1,859	118	795

*	Includes Alaska, Eagleford, Marcellus, Eaglebine, Utah CBM, and Moxa.